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                                                                     EXHIBIT 10C





















                       AMERICAN WATER WORKS COMPANY, INC.

                           DEFERRED COMPENSATION PLAN

               (As amended and restated effective January 1, 2001)




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                                TABLE OF CONTENTS

                                                                            PAGE


      ARTICLE I   INTRODUCTION.......................................   1
      1.1.  Name  ...................................................   1
      1.2.  Effective Date...........................................   1
      1.3.  Employers ...............................................   1
      1.4.  Purpose .................................................   1

      ARTICLE II  DEFINITIONS........................................   1
      2.1.  "Administrator" .........................................   1
      2.2.  "Annual Incentive Plan" .................................   1
      2.3.  "Beneficiary" ...........................................   1
      2.4.  "Board"..................................................   2
      2.5.  "Change in Control" .....................................   2
      2.6.  "Committee" .............................................   2
      2.7.  "Deferred Compensation Account" .........................   2
      2.8.  "Deferred Compensation Agreement" .......................   2
      2.9.  "Disability".............................................   2
      2.10  "Elective Deferred Compensation".........................   2
      2.11. "Eligible Employee" .....................................   2
      2.12. "Participant" ...........................................   2
      2.13. "Plan Year"..............................................   3
      2.14. "Retirement".............................................   3
      2.15. "Stock"..................................................   3
      2.16. "Stock Equivalent Unit"..................................   3

      ARTICLE III PARTICIPATION BY ELIGIBLE EMPLOYEES ...............   3
      3.1.  Participation ...........................................   3
      3.2.  Continuity of Participation .............................   3
      3.3.  Immediate Cash-Out of Ineligible Employee ...............   3

      ARTICLE IV  DEFERRALS AND DEFERRED COMPENSATION ACCOUNTS ......   4
      4.1.  Compensation Eligible for Deferral.......................   4
      4.2.  Irrevocability of Deferral Elections.....................   4
      4.3.  Date of Election ........................................   4
      4.4.  Establishment of Deferred Compensation Accounts..........   5
      4.5.  Hypothetical Investment Vehicles.........................   5
      4.6.  Allocation and Reallocation of Hypothetical Investments..   5
      4.7.  Dividend Equivalents.....................................   6
      4.8.  Restrictions on Participant Direction....................   6


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                                TABLE OF CONTENTS

                                                                            PAGE

      ARTICLE V   DISTRIBUTIONS .....................................    7
      5.1.  Election of Distribution Date ...........................    7
      5.2.  Distribution of Mandatory Deferrals Not Elected To Be
            Extended.................................................    7
      5.3.  Method of Payment .......................................    7
      5.4.  Special Election for Early Distribution .................    7
      5.5.  Distributions on Death. .................................    8
      5.6.  Valuation of Cash Distributions..........................    8
      5.7.  Financial Emergency and Other Payments...................    8

      ARTICLE VI  FUNDING AND PARTICIPANT"S INTEREST.................    8
      6.1.  Deferred Compensation Plan Unfunded .....................    8
      6.2.  Participant's Interest in Plan ..........................    9


      ARTICLE VII ADMINISTRATION AND INTERPRETATION .................    9
      7.1.  Administration. .........................................    9
      7.2.  Interpretation...........................................    9
      7.3.  Records and Reports .....................................   10
      7.4.  Payment of Expenses .....................................   10
      7.5.  Indemnification for Liability............................   11
      7.6.  Claims Procedure.........................................   11
      7.7.  Review Procedure.........................................   11

      ARTICLE VIII AMENDMENT AND TERMINATION.........................   12
      8.1.  Amendment and Termination ...............................   12

      ARTICLE IX  MISCELLANEOUS PROVISIONS...........................   12
      9.1.  Right of Employers to Take Employment Actions ...........   12
      9.2.  Alienation or Assignment of Benefits.....................   13
      9.3.  Right to Withhold .......................................   13
      9.4.  Construction.............................................   13
      9.5.  Headings.................................................   13
      9.6.  Number and Gender .......................................   13




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                                    ARTICLE I

                                  INTRODUCTION

      1.1. NAME. The name of this plan is the American Water Works Company, Inc. Deferred Compensation Plan ("Deferred Compensation Plan").

      1.2. EFFECTIVE DATE. The effective date of this Deferred Compensation Plan is January 1, 1996.

      1.3. EMPLOYERS. American Water Works Company, Inc. ("American Water Works"), and each subsidiary or affiliate of American Water Works that employs one or more Eligible Employees who have become Participants in accordance with
Article III, shall each be an "Employer" under this Deferred Compensation Plan.

      1.4. PURPOSE. This Deferred Compensation Plan is established effective January 1, 1996 by American Water Works for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees of the Employers.


                                   ARTICLE II

                                   DEFINITIONS

      Whenever the following initially capitalized words and phrases are used in this Deferred Compensation Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

      2.1. "ADMINISTRATOR" shall mean the Retirement Committee of American Water Works Company, Inc., or its delegate.

      2.2. "ANNUAL INCENTIVE PLAN" shall mean American Water Works Company, Inc.'s Annual Incentive Plan, effective January 1, 1996.

      2.3. "BENEFICIARY" shall mean such person or legal entity as may be designated by a Participant under Section 5.5 to receive benefits hereunder after such Participant's death.

      2.4. "BOARD" shall mean the Board of Directors of American Water Works Company, Inc.


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      2.5.  "CHANGE IN CONTROL" shall have the meaning given to such term in the
American Water Works Company, Inc. 2000 Stock Award and Incentive Plan.

      2.6. "COMMITTEE" shall mean the Compensation and Management Development Committee of the Board.

      2.7. "DEFERRED COMPENSATION ACCOUNT" shall mean the account or subaccount established and maintained by the Administrator for specified deferrals by a Participant, as described in Article IV of this Deferred Compensation Plan. Deferred Compensation Accounts shall be maintained solely as bookkeeping entries to evidence unfunded obligations of American Water Works.

      2.8. "DEFERRED COMPENSATION AGREEMENT" shall mean a document (or documents) as made available from time to time by the Administrator, whereby an Eligible Employee enrolls as a Participant and elects to defer compensation pursuant to Article IV of this Deferred Compensation Plan.

      2.9. "DISABILITY" shall mean a physical or mental impairment of sufficient severity such that a Participant is eligible for benefits under the long-term disability provisions of his Employer"s benefit plans.

      2.10. "ELECTIVE DEFERRED COMPENSATION" shall mean that portion of the Participant's Compensation which the Participant elects to defer pursuant to
Article IV of this Deferred Compensation Plan in accordance with the Deferred Compensation Agreement.

      2.11. "ELIGIBLE EMPLOYEE" shall mean an individual employed by an Employer who is a member of a select group of management or highly compensated employees participating in the Annual Incentive Plan.

      2.12. "PARTICIPANT" shall mean an Eligible Employee who has amounts standing to his credit under a Deferred Compensation Account.

      2.13. "PLAN YEAR" shall mean the calendar year.


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      2.14. "RETIREMENT" shall mean a Participant"s voluntary termination of employment at or after the date on which he is eligible promptly thereafter to commence receipt of retirement benefits under the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries or any supplemental retirement plan maintained by American Water Works or any successor plan thereto.

      2.15. "STOCK" shall mean American Water Works Company, Inc. common stock, or any other equity securities of American Water Works designated by the Administrator.

      2.16. "STOCK EQUIVALENT UNIT" shall mean a bookkeeping entry representing a hypothetical investment in Stock.


                                   ARTICLE III

                       PARTICIPATION BY ELIGIBLE EMPLOYEES

      3.1. PARTICIPATION. Participation in this Deferred Compensation Plan is limited to Eligible Employees. An Eligible Employee shall participate in this Deferred Compensation Plan as determined by the Administrator in its sole discretion; provided, however, that all executive officers of American Water Works shall automatically be considered Eligible Employees.

      3.2. CONTINUITY OF PARTICIPATION. A Participant who separates from service with all of the Employers will cease active participation hereunder. However, the separation from service of an Eligible Employee with one Employer will not interrupt the continuity of his active participation if, concurrently with or immediately after such separation, he is employed by one or more of the other Employers.

      3.3. IMMEDIATE CASH-OUT OF INELIGIBLE EMPLOYEE. This Deferred Compensation Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees. Accordingly, if the Administrator determines that any Participant does not qualify as a member of the select group, one hundred percent (100%) of such Participant's Deferred Compensation Account shall be paid to the Participant immediately.


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                                   ARTICLE IV

                  DEFERRALS AND DEFERRED COMPENSATION ACCOUNTS

      4.1. COMPENSATION ELIGIBLE FOR DEFERRAL. To the extent authorized by the Committee, a Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from an Employer, including salary, annual bonus awards, long-term awards, shares issuable on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements, or otherwise, as may be provided under the terms of such plans, programs and arrangements or as designated by the Administrator. The Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Deferred Compensation Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Deferred Compensation Plan or election forms, other forms, or instructions published by or at the direction of the Administrator. The Committee may permit awards and other amounts to be treated as deferrals under the Deferred Compensation Plan, including deferrals that may be mandatory as determined by the Committee in its sole discretion or under the terms of another plan or arrangement of an Employer, for administrative convenience or otherwise to serve the purposes of the Deferred Compensation Plan and such other plan or arrangement.

      4.2. IRREVOCABILITY OF DEFERRAL ELECTIONS. Once a Deferred Compensation Agreement, properly completed, is received by the Administrator, the elections of the Participant shall be irrevocable; provided, however, that the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferred Compensation Account by filing a later election form; provided, further, that, unless otherwise approved by the Administrator, any election to further defer amounts credited to a Deferred Compensation Account must be made at least six months prior to the date such amounts would otherwise be payable.

      4.3. DATE OF ELECTION. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer compensation or awards if the Participant has, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards.

      4.4. ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNTS. One or more Deferred Compensation Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferred Compensation Account will be credited to such Account as of the date on which such amounts


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would have been paid to the Participant but for the Participant's election to defer receipt hereunder, unless otherwise determined by the Administrator. With respect to any fractional shares of Stock or Stock-denominated awards, the Administrator, in its sole discretion, shall pay such fractional shares to the Participant in cash, credit the Deferred Compensation Account with cash in lieu of depositing fractional shares into the Deferred Compensation Account, or credit the Deferred Compensation Account with a fraction of a share calculated to at least three decimal places. Unless otherwise determined by the Administrator, amounts credited to a Deferred Compensation Account shall be deemed invested in a hypothetical investment as of the date of deferral. The amounts of hypothetical income and appreciation and depreciation in the value of such Account will be credited and debited to, or otherwise reflected in, such Account from time to time.

      4.5. HYPOTHETICAL INVESTMENT VEHICLES. Subject to the provisions of Sections 4.6 and 4.8, amounts credited to a Deferred Compensation Account shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Administrator. The Administrator may change or discontinue any hypothetical investment vehicle available under the Deferred Compensation Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his Deferred Compensation Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

      4.6. ALLOCATION AND REALLOCATION OF HYPOTHETICAL INVESTMENTS. A Participant may allocate amounts credited to his Deferred Compensation Account to one or more of the hypothetical investment vehicles authorized under the Deferred Compensation Plan. Subject to the rules established by the Administrator, a Participant may reallocate amounts credited to his Deferred Compensation Account to one or more of such hypothetical investment vehicles as of the next day following the filing of the Participant's election to reallocate amounts credited to his Deferred Compensation Account. The Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

      4.7. DIVIDEND EQUIVALENTS. Dividend equivalents will be credited on Stock Equivalent Units credited to a Participant's Deferred Compensation Account as follows:

            (a) CASH AND NON-STOCK DIVIDENDS. If American Water Works declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a


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      number of additional Stock Equivalent Units shall be credited to a
      Participant's Deferred Compensation Account as of the payment date for such dividend equal to (i) the number of Stock Equivalent Units credited to the Deferred Compensation Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the closing market price of a share of Stock at such payment date as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions.

            (b) STOCK DIVIDENDS AND SPLITS. If American Water Works declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional Stock Equivalent Units shall be credited to the Participant's Deferred Compensation Account as of the payment date for such dividend or forward Stock split equal to (i) the number of Stock Equivalent Units credited to the Deferred Compensation Account as of the record date for such dividend or split, multiplied by (ii) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

      4.8.  RESTRICTIONS ON PARTICIPANT DIRECTION. The provisions of Sections
4.5 and 4.6 notwithstanding, the Administrator may restrict or prohibit reallocations of amounts deemed invested in specified investment vehicles, and subject such amounts to a risk of forfeiture and other restrictions, in order to conform to restrictions applicable to Stock, a Stock-denominated award, or any other award or amount deferred under the Deferred Compensation Plan and resulting in such deemed investment, to comply with any applicable law or regulation, or for such other purpose as the Administrator may determine is not inconsistent with the Deferred Compensation Plan. Notwithstanding any other provision of the Deferred Compensation Plan to the contrary, deferrals of all Stock-denominated awards under the American Water Works Company, Inc. Long-Term Performance-Based Incentive Plan shall be credited to the Participant"s Deferred Compensation Account in the form of Stock Equivalent Units and may not be reallocated or deemed reinvested in any other investment vehicle.


                                    ARTICLE V

                                  DISTRIBUTIONS


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      5.1.  ELECTION OF DISTRIBUTION DATE. At the time a Participant makes an election to defer compensation under Article IV, such Participant shall also specify in writing in the Deferred Compensation Agreement the date or event on which the payment of the Participant's Deferred Compensation Account shall be made. Payments in settlement of a Deferred Compensation Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his election relating to such Deferred Compensation Account, provided that, in the event of termination of employment for reasons other than Retirement or Disability, a single lump sum payment in settlement of any Deferred Compensation Account (including an Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable thereafter, unless otherwise determined by the Administrator.

      5.2. DISTRIBUTION OF MANDATORY DEFERRALS NOT ELECTED TO BE EXTENDED. If the Participant has not made an election to extend the deferral period of any mandatory deferral of a portion of his annual incentive award to be earned under the Annual Incentive Plan for any Plan Year, a payment of the cash value of the Stock Equivalent Units credited to his Deferred Compensation Account attributable to such mandatory deferral, including additional units credited as a result of dividends as provided under Section 4.7, shall be made on the date the period of mandatory deferral ends.

      5.3. METHOD OF PAYMENT. All distributions under this Deferred Compensation Plan shall be in the form of a cash payment; provided, however, that all deferrals of Stock-denominated awards under the American Water Works Company, Inc. Long-Term Performance-Based Incentive Plan shall be paid by delivery of shares of Stock reserved under such Plan.

      5.4. SPECIAL ELECTION FOR EARLY DISTRIBUTION. A Participant may apply to the Administrator for early distribution of all or any part of his Deferred Compensation Account excluding any amounts attributable to mandatory deferrals that have not been credited to his Deferred Compensation Account for the minimum period of mandatory deferral. Such early distribution shall be made in a single lump sum, provided that 10% of the amount withdrawn in such early distribution shall be forfeited to the Participant's Employer prior to payment of the remainder to the Participant. In the event a Participant's early distribution election is submitted within one year after a Change in Control, the forfeiture penalty shall be reduced to 5%.

      5.5. DISTRIBUTIONS ON DEATH. In the event of a Participant's death before his Deferred Compensation Account has been distributed, distribution of his entire account (including mandatory deferrals) shall be made to the Beneficiary selected by the Participant in a single lump sum


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payment within 30 days after the date of death (or, if later, after the proper
Beneficiary has been identified). A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant's estate.

      5.6. VALUATION OF CASH DISTRIBUTIONS. All cash distributions under this Deferred Compensation Plan shall be based upon the cash value of the investment credited to a Participant's Deferred Compensation Account as of the date immediately preceding the date of the distribution. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed 30 days.

      5.7. FINANCIAL EMERGENCY AND OTHER PAYMENTS. Other provisions of this Deferred Compensation Plan notwithstanding, if, upon the written application of a Participant, the Administrator determines that the Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under this Deferred Compensation Plan is warranted, the Administrator may direct the payment to the Participant of all or a portion of the balance of his Deferred Compensation Account and the time and manner of such payment.

                                   ARTICLE VI

                       FUNDING AND PARTICIPANT'S INTEREST

      6.1. DEFERRED COMPENSATION PLAN UNFUNDED. This Deferred Compensation Plan shall be unfunded and no trust shall be created by this Deferred Compensation Plan. The crediting to each Participant's Deferred Compensation Account shall be made through record keeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent the Employers from establishing one or more grantor trusts from which benefits due under this Deferred Compensation Plan may be paid in certain instances. All distributions shall be paid by the Employer from its general assets and a Participant (or his Beneficiary) shall have the rights of a general, unsecured creditor against the Employer for any distributions due hereunder. This Deferred Compensation Plan constitutes a mere promise by the Employers to make benefit payments in the future.


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      6.2.  PARTICIPANT'S INTEREST IN PLAN. A Participant has an interest in the cash value of amounts credited to his Deferred Compensation Account. A Participant has no rights or interests in Stock or dividends and has no right to elect delivery of shares of Stock except as provided in Section 5.3.


                                   ARTICLE VII

                        ADMINISTRATION AND INTERPRETATION

      7.1. ADMINISTRATION. Except where certain duties are delegated to the Administrator, the Committee shall be in charge of the operation and administration of this Deferred Compensation Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Deferred Compensation Plan, full discretionary authority to construe and interpret the terms and provisions of this Deferred Compensation Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing this Deferred Compensation Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Employers; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to this Deferred Compensation Plan, as it shall deem advisable, with respect to the administration of this Deferred Compensation Plan.

      7.2. INTERPRETATION. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in this Deferred Compensation Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry this Deferred Compensation Plan into effect or to carry out the Board's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Employers, the Board, the board of directors of any Employer, the Committee, or the Administrator arising out of or in connection with this Deferred Compensation Plan, shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Employers and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's or Administrator"s determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated. Any actions to be taken by the Committee or Administrator will require majority vote of the Committee or the Administrator. If a member of the Committee or the Administrator is a Participant in this Deferred Compensation Plan, such member may not decide or determine any matter or question concerning his benefits under this Deferred Compensation Plan that such member would not have the right to decide or determine if he were not a member.

      7.3. RECORDS AND REPORTS. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of this Deferred Compensation Plan. Such records shall contain all relevant data pertaining to Participants and their rights under this Deferred Compensation Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employers are properly available.

      7.4. PAYMENT OF EXPENSES. The Employers, in such proportions as the Committee determines, shall bear all expenses incurred by them and by the Committee in administering this Deferred Compensation Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Deferred Compensation Plan, regardless of the party by whom such claim or dispute is initiated, the Employers shall (in such proportions as between the Employers as the Committee determines), and upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

      (a) The Participant or the Participant's Claimant shall repay to his Employer any such expenses theretofore paid or advanced by his Employer if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided, further, that

      (b) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Deferred Compensation Plan, to the Committee within two years (three years, in the event of a Change in Control) after the occurrence of the event giving rise to such claim or dispute.


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

      7.5. INDEMNIFICATION FOR LIABILITY. The Employers shall indemnify the Administrator, the members of the Committee, and the employees of any Employer to whom the Administrator delegates duties under this Deferred Compensation Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Deferred Compensation Plan, unless the same is determined to be due to gross negligence or willful misconduct.

      7.6. CLAIMS PROCEDURE. If a claim for benefits or for participation under this Deferred Compensation Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Deferred Compensation Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee fails to respond within 90 days, the claim is treated as denied.

      7.7. REVIEW PROCEDURE. Within 60 days after the claim is denied or, if the claim is deemed denied, within 150 days after the claim is filed, a Participant (or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. The Committee will notify the Participant of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Deferred Compensation Plan provisions on which the decision was based. If the Committee fails to respond to the request for review within 60 days, the review is treated as denied.


                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

      8.1. AMENDMENT AND TERMINATION. The Committee shall have the right, at any time, to amend or terminate this Deferred Compensation Plan, in whole or in part, provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to payment of Participant's Deferred Compensation Account. The Administrator, upon review of the effectiveness of this Deferred Compensation Plan, may at any time recommend amendments to, or termination of, this Deferred Compensation Plan to the Committee. American Water Works reserves the right, in its sole discretion, to discontinue deferrals under, or completely terminate, this Deferred Compensation Plan at any time. If this Deferred Compensation Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts shall be distributed on the distribution dates elected in accordance with Section 5.1, unless the Committee designates that distributions shall be made on an earlier date. If the Committee designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account as specified by the Committee. If this Deferred Compensation Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account in one lump sum payment as of the date this Deferred Compensation Plan terminates.




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



                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      9.1. RIGHT OF EMPLOYERS TO TAKE EMPLOYMENT ACTIONS. The adoption and maintenance of this Deferred Compensation Plan shall not be deemed to constitute a contract between an Employer and any Eligible Employee, or to be a consideration for, or an inducement or condition of, the employment of any individual. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge any Eligible Employees at any time, nor shall it be deemed to give to an Employer the right to require the Eligible Employee to remain in its employ, nor shall it interfere with the Eligible Employee's right to terminate his employment at any time. Nothing in this Deferred Compensation Plan shall prevent an Employer from amending, modifying, or terminating any other benefit plan, including the Annual Incentive Plan.

      9.2. ALIENATION OR ASSIGNMENT OF BENEFITS. A Participant's rights and interest under this Deferred Compensation Plan shall not be assigned or transferred except as otherwise provided herein, and a Participant's rights to benefit payments under this Deferred Compensation Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

      9.3. RIGHT TO WITHHOLD. To the extent required by law in effect at the time a distribution is made from this Deferred Compensation Plan, the Employer or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

      9.4. CONSTRUCTION. All legal questions pertaining to this Deferred Compensation Plan shall be determined in accordance with the laws of the State of New Jersey, to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

      9.5. HEADINGS. The headings of the Articles and Sections of this Deferred Compensation Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

      9.6. NUMBER AND GENDER. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

   AMERICAN WATER WORKS COMPANY, INC.

   By: /s/ J. James Barr
       ----------------------------------------------------
       J. James Barr
       President and Chief Executive Officer


  Attest: /s/ W. Timothy Pohl
          -------------------------------------------------
          W. Timothy Pohl
          General Counsel and Secretary



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